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                                                                        EX99.B4A


                           Form of Stock Certificate




This is to certify that             is the owner of              fully-paid and
                        ------------                -------------
non-assessable shares of the par value of $ .01 each of the common stock of Prudential Structured Maturity Fund Inc., hereafter called the "Corporation", transferable on the books of the Corporation by the owner in person or by only duly authorized attorney under surrender of this Certificate properly endorsed.

This Certificate and the shares represented hereby are issued and shall be held subject to the Charter and by-Laws of the Corporation and all amendments thereof, copies of which are at the office of the Corporation, to all of which the holder, by acceptance hereof assents.

This Certificate is not valid unless countersigned by the Transfer Agent.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name by its proper officers and to be sealed with the Corporate Seal.